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                                                                    EXHIBIT 99.1

                                  CERTIFICATION


         In connection with the Quarterly Report of Coast Dental Services, Inc. (the "Company") on Form 10-Q for the period ending September 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Terek Diasti, Chief Executive Officer of the Company, certify that:

         (1) The Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period ended September 30, 2002.



/s/ TEREK DIASTI
-----------------------------
Terek Diasti
Chief Executive Officer
(Principal Executive Officer)
November 13, 2002